                                                                    EXHIBIT 4.23


                                                                               *


                                 Doc. No. 1.04
                                Aircraft N398UA

                     -----------------------------------

                                TRUST AGREEMENT
                                  (1994 737 B)


                         Dated as of September 1, 1994


                                    between


                               MS FINANCING INC.,
                               Owner Participant


                                      and


               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                                 Owner Trustee



                     -----------------------------------





                             United Air Lines, Inc.
                           1994 737 B Equipment Trust
                          One Boeing 737-322 Aircraft



                     -----------------------------------

                               TABLE OF CONTENTS

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                                                        ARTICLE I

                                                  DEFINITIONS AND TERMS   . . . . . . . . . . . . . . . . . . . . . .   1

SECTION 1.01.  Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE II

                                    AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
                                                   DECLARATION OF TRUST . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.01.  Authority to Execute Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.02.  Declaration of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                       ARTICLE III

                                                  PURCHASE OF AIRCRAFT;
                                                 ISSUANCE OF CERTIFICATES . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 3.01.  Purchase of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 3.02.  Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE IV

                                          RECEIPT, DISTRIBUTION AND APPLICATION
                                             OF INCOME FROM THE TRUST ESTATE  . . . . . . . . . . . . . . . . . . . .   5

SECTION 4.01.  Distribution of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

SECTION 4.02.  Method of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                        ARTICLE V

                                               DUTIES OF THE OWNER TRUSTEE  . . . . . . . . . . . . . . . . . . . . .   7

SECTION 5.01.  Notice of Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


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SECTION 5.02.  Action Upon Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 5.03.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 5.04.  No Duties Except as Specified in Trust Agreement or Instructions . . . . . . . . . . . . . . . . . . .   9

SECTION 5.05.  Satisfaction of Conditions Precedent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 5.06.  No Action Except Under Specified Documents or Instruction  . . . . . . . . . . . . . . . . . . . . . .  10

                                                        ARTICLE VI

                                                    THE OWNER TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.01.  Acceptance of Trusts and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.02.  Absence of Certain Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

SECTION 6.03.  No Representations or Warranties as to Certain Matters . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 6.04.  No Segregation of Monies Required; No Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 6.05.  Reliance Upon Certificates, Counsel and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 6.06.  Not Acting in Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.07.  Fees; Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 6.08.  Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                       ARTICLE VII

                                  INDEMNIFICATION OF OWNER TRUSTEE BY OWNER PARTICIPANTS  . . . . . . . . . . . . . .  14

SECTION 7.01.  Owner Participants to Indemnify Owner Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


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                                                       ARTICLE VIII

                                       TRANSFER OF AN OWNER PARTICIPANT'S INTEREST  . . . . . . . . . . . . . . . . .  17

SECTION 8.01.  Transfer of Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                        ARTICLE IX

                                          SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES   . . . . . . . . . . . . . . . . . .  17

SECTION 9.01.  Resignation of Owner Trustee; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 9.02.  Co-Trustees and Separate Trustees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE X

                                                SUPPLEMENTS AND AMENDMENTS
                                          TO TRUST AGREEMENT AND OTHER DOCUMENTS  . . . . . . . . . . . . . . . . . .  21

SECTION 10.01. Supplements and Amendments and Delivery Thereof  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 10.02. Discretion as to Execution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 10.03. Absence of Requirements as to Form . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 10.04. Distribution of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 10.05. No Request Needed as to Lease Supplement and Trust Supplement  . . . . . . . . . . . . . . . . . . . .  22

                                                        ARTICLE XI

                                                      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 11.01. Termination of Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 11.02. Owner Participants Have No Legal Title in Trust Estate . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 11.03. Assignment, Sale, etc. of Aircraft . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 11.04. Trust Agreement for Benefit of Certain Parties Only  . . . . . . . . . . . . . . . . . . . . . . . . .  23


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SECTION 11.05. Citizenship of the Owner Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 11.06. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 11.07. Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 11.08. Waivers, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.09. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.10. Binding Effect, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.11. Headings; References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.12. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11.13. Performance by the Owner Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                TRUST AGREEMENT


                 This TRUST AGREEMENT (1994 737 B) dated as of September 1, 1994 between MS FINANCING INC., a Delaware corporation (the "Original Owner Participant"), and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "First Security Bank of Utah", and otherwise not in its individual capacity but solely as trustee hereunder with its permitted successors and assigns called the "Owner Trustee").


                              W I T N E S S E T H:


                                   ARTICLE I

                             DEFINITIONS AND TERMS

                 SECTION 1.01. Certain Definitions. Unless the context shall otherwise require and except as contained in this Section 1.01, the capitalized terms used herein shall have the respective meanings assigned thereto in the Lease (as hereinafter defined) for all purposes hereof. All definitions contained in this Section 1.01 shall be equally applicable to both the singular and plural forms of the terms defined. For all purposes of this Trust Agreement the following terms shall have the following meanings:

                   "Excluded Payments" has the meaning ascribed to such term in the Trust Indenture.

                   "Indenture Event of Default" has the meaning which the term "Event of Default" has in the Trust Indenture.

                   "Lease" means that certain Lease Agreement, to be dated as of the date hereof, and to be entered into by the Owner Trustee and Lessee concurrently with the execution and delivery of this Trust Agreement as said Lease Agreement may from time to time be supplemented or amended, or the terms thereof waived or modified, to the extent permitted by, and in accordance with, the terms of this Trust Agreement. The term "Lease" shall also include each Lease Supplement from time to time entered into pursuant to the terms of the Lease.

                   "Lease Event of Default" has the meaning which the term "Event of Default" has in the Lease.

                   "Majority in Interest of Owner Participants" at any time means, subject to Section 11.05, the Owner Participant

                                                  [Trust Agreement (1994 737 B)]



          or Owner Participants which then hold more than 50% of the Ownership Interests of all Owner Participants.

                   "Owner Participants" shall mean the Original Owner Participant and each Subsequent Owner Participant, to the extent that the same shall, at the relevant time, have an Ownership Interest.

                   "Ownership Interest" means, in the case of each Owner Participant, the percentage of its undivided beneficial interest in the Trust Estate created by this Trust Agreement, which percentage shall be: (i) in the case of the Original Owner Participant (A) so long as it shall be the sole Owner Participant, 100% and (B) if it shall no longer be the sole Owner Participant, the percentage of such undivided interest in the Trust Estate which it shall not have transferred to any Subsequent Owner Participant; and (ii) in the case of any Subsequent Owner Participant, the percentage of such undivided interest in the Trust Estate specified in the agreement pursuant to which such Subsequent Owner Participant becomes an Owner Participant as provided in the definition of "Subsequent Owner Participant" which it shall not have transferred to any Subsequent Owner Participant.

                   "Subsequent Owner Participant" means any corporation to which the Original Owner Participant or any transferee from the Original Owner Participant or any Subsequent Owner Participant shall have transferred at any time after the Delivery Date all or any part of the undivided right, title and interest originally held by the Original Owner Participant in the Trust Estate, provided that any such transfer: (i) shall be effected by a written agreement, in form and substance reasonably satisfactory to the Owner Trustee in its individual capacity, between such transferee and its transferor, which shall (A) specify the percentage of the Ownership Interest of such transferee so transferred to it and (B) provide that such transferee thereby becomes a party to, and beneficiary of, this Trust Agreement and an Owner Participant for all purposes hereof and that such transferee assumes all of the obligations of its transferor under this Trust Agreement to the extent of such transferee's Ownership Interest; and (ii) so long as the Lease shall be in effect or the Certificates remain unpaid, such transferee and its transferor shall have complied with all of the terms of Section 8(l) of the Participation Agreement.

                   "Trust Estate" means all estate, right, title and interest of the Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement, the Purchase Agreement, the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, and the Owner Trustee's FAA Bill of Sale, including, without limitation, all amounts of Basic Rent and Supplemental Rent including without limitation insurance proceeds (other than

                                                  [Trust Agreement (1994 737 B)]



          insurance proceeds payable to or for the benefit of the Owner Trustee, First Security Bank of Utah in its individual capacity, the Owner Participant, the Holders, or the Indenture Trustee) and requisition, indemnity or other payments of any kind for or with respect to the Aircraft (except amounts owing to the Owner Participants, to the Indenture Trustee, to First Security Bank of Utah, in its individual capacity, or to a Holder, or to any of their respective Affiliates, directors, officers, employees, servants and agents, pursuant to Section 7 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

                   "Trust Office" has the meaning ascribed to such term in the Lease.

                   "Trust Supplement" means a supplement to the Trust Agreement and Trust Indenture in substantially the form of Exhibit A to the Trust Indenture.


                                   ARTICLE II

               AUTHORITY TO EXECUTE CERTAIN OPERATIVE DOCUMENTS;
                              DECLARATION OF TRUST

                   SECTION 2.01. Authority to Execute Documents. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participants that it will, execute and deliver the Operative Documents and any other agreements, instruments or documents to which the Owner Trustee is a party in the respective forms thereof which are delivered from time to time by the Original Owner Participant to the Owner Trustee for execution and delivery and, subject to the terms hereof, to exercise its rights (upon instructions received from the Owner Participants) and perform its duties under said Operative Documents in accordance with the terms thereof.

                   SECTION 2.02. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of the Owner Participants, subject, however, to the provisions of and the Lien created by the Trust Indenture and to the provisions of the Lease and the Participation Agreement.

                                                  [Trust Agreement (1994 737 B)]



                                  ARTICLE III

                             PURCHASE OF AIRCRAFT;
                            ISSUANCE OF CERTIFICATES

                   SECTION 3.01. Purchase of Aircraft. The Original Owner Participant hereby authorizes and directs the Owner Trustee to, and the Owner Trustee agrees for the benefit of the Owner Participants that it will, on the Delivery Date, subject to due compliance with the terms of Section 3.02 hereof:

                   (a) purchase the Aircraft pursuant to the Owner Trustee's Purchase Agreement;

                   (b) accept from Lessee the delivery of the Owner Trustee's Bill of Sale and the Owner Trustee's FAA Bill of Sale;

                   (c) execute and deliver a Lease Supplement covering the Aircraft;

                   (d) execute and deliver a Trust Supplement covering the Aircraft;

                   (e) execute, issue and deliver to the Original Loan Participant Certificates in the amounts and otherwise as provided in
          Section 1 of the Participation Agreement;

                   (f) execute and deliver the financing statements referred to in Section 4(a)(vi) of the Participation Agreement, together with all other agreements, documents and instruments referred to in
          Section 4 of the Participation Agreement to which the Owner Trustee is to be a party;

                   (g) effect the registration of the Aircraft in the name of the Owner Trustee by filing or causing to be filed with the FAA: (i) the Owner Trustee's FAA Bill of Sale; (ii) an application for registration of the Aircraft in the name of the Owner Trustee (including without limitation an affidavit from the Owner Trustee in compliance with the provisions of 14 C.F.R. Section 47.7(c)(2)(ii)); and (iii) this Trust Agreement; and

                   (h) execute and deliver all such other instruments, documents or certificates and take all such other actions in accordance with the directions of the Original Owner Participant, as the Original Owner Participant may deem necessary or advisable in connection with the transactions contemplated hereby, the taking of any such action by the Owner Trustee in the presence of the Original Owner Participant or its counsel to evidence, conclusively, the direction of the Original Owner Participant.

                   SECTION 3.02. Conditions Precedent. The rights and obligations of the Owner Trustee to take the actions required by Section 3.01 hereof with respect to the Aircraft shall be subject to the following conditions precedent: (a) the Original Owner Participant shall have made the full amount of its Commitment set forth in Schedule II to the Participation Agreement available to the Owner Trustee, in immediately available funds, in accordance with Sections 1

                                                  [Trust Agreement (1994 737 B)]



and 2 of the Participation Agreement; and (b) the Original Owner Participant shall have notified the Owner Trustee that the terms and conditions of Section 4 of the Participation Agreement, insofar as they relate to conditions precedent to performance by the Original Owner Participant of its obligations thereunder, shall have been either fulfilled to the satisfaction of or waived by the Original Owner Participant. The Original Owner Participant shall, by instructing the Owner Trustee to release the funds then held by the Owner Trustee as provided in Section 2 of the Participation Agreement, be deemed to have found satisfactory to it, or waived, all such conditions precedent.

                                   ARTICLE IV

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF INCOME FROM THE TRUST ESTATE

                   SECTION 4.01. Distribution of Payments. (a) Payments to Indenture Trustee. Until the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, all Basic Rent, insurance proceeds and requisition or other payments of any kind included in the Trust Estate (other than Excluded Payments) payable to the Owner Trustee (other than payments received from the Indenture Trustee) shall be payable directly to the Indenture Trustee (and any of the same which are received by the Owner Trustee shall upon receipt be paid over to the Indenture Trustee without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of
Article III of the Trust Indenture; provided, however, that any payments received by the Owner Trustee from (i) the Lessee with respect to the Owner Trustee's fees and disbursements, or (ii) the Owner Participant pursuant to
Article VII shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

                   (b) Payments to Owner Trustee; Other Parties. After the Trust Indenture shall have been discharged pursuant to Section 10.01 thereof, any payment of the type referred to in Section 4.01(a) hereof (other than Excluded Payments) received by the Owner Trustee, any payments received from the Indenture Trustee other than as specified in Section 4.01(d) hereof and any other amount received as part of the Trust Estate and for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse the Owner Trustee for any expenses not otherwise reimbursed as to which the Owner Trustee is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; second, so much of the remainder for which provision as to the application thereof is contained in the Lease or any of the other Operative Documents shall be applied and distributed in accordance with the terms of the Lease or such other Operative Document; and

                                                  [Trust Agreement (1994 737 B)]



third, the balance, if any, shall be paid ratably to each Owner Participant in proportion to such Owner Participant's Ownership Interest.

                   (c) Certain Distributions to Owner Participant. All amounts from time to time distributable by the Indenture Trustee to the Owner Participants pursuant to the Trust Indenture shall, if paid to the Owner Trustee, be distributed by the Owner Trustee to each Owner Participant in proportion to such Owner Participant's Ownership Interest and in accordance with the provisions of Article III of the Trust Indenture; provided, however, that any payments received by the Owner Trustee from (i) the Lessee with respect to the Owner Trustee's fees and disbursements, or (ii) the Owner Participant pursuant to Article VII shall not be paid over to the Indenture Trustee but shall be retained by the Owner Trustee and applied toward the purpose for which such payments were made.

                   (d) Excluded Payments. Any Excluded Payments received by the Owner Trustee shall be paid by the Owner Trustee to the Person to whom such Excluded Payments are payable under the provisions of the Participation Agreement, the Tax Indemnity Agreement (as directed by the Owner Participant) or the Lease.

                   SECTION 4.02. Method of Payments. The Owner Trustee shall make distributions or cause distributions to be made to each Owner Participant pursuant to this Article IV by transferring by wire transfer in immediately available funds on the day received (or on the next succeeding Business Day if the funds to be distributed shall not have been received by the Owner Trustee by 12:00 noon, New York time), the amount to be distributed to such account or accounts of such Owner Participant as such Owner Participant may designate from time to time in writing to the Owner Trustee. Notwithstanding the foregoing, the Owner Trustee will, if so requested by such Owner Participant in writing, pay any or all amounts payable to such Owner Participant pursuant to this
Article IV either (i) by crediting such amount or amounts to an account or accounts maintained by such Owner Participant with First Security Bank of Utah in its individual capacity in immediately available funds, (ii) by payment at the Trust Office of the Owner Trustee, in immediately available funds, or (iii) by mailing an official bank check or checks in such amount or amounts payable to such Owner Participant at such address as such Owner Participant shall have designated in writing to the Owner Trustee.


                                   ARTICLE V

                          DUTIES OF THE OWNER TRUSTEE

                   SECTION 5.01. Notice of Event of Default. If the Owner Trustee shall have knowledge of a Lease Event of Default or Indenture Event of Default (or an event which with the

                                                  [Trust Agreement (1994 737 B)]



passage of time or the giving of notice or both would constitute a Lease Event of Default or an Indenture Event of Default), First Security Bank of Utah will cause the Owner Trustee to give to the Indenture Trustee, the Owner Participant and Lessee prompt telephonic or telex notice thereof followed by prompt confirmation thereof by certified mail, postage prepaid. The notice shall set forth in reasonable detail the facts or circumstances known to it with respect to such Lease Event of Default or Indenture Event of Default. Subject to the terms of Section 5.03 hereof, the Owner Trustee shall take such action or shall refrain from taking such action, not inconsistent with the provisions of the Trust Indenture, with respect to such Lease Event of Default, Indenture Event of Default or other event as the Owner Trustee shall be directed in writing by a Majority in Interest of Owner Participants. For all purposes of this Trust Agreement, the Lease and the other Operative Documents, in the absence of actual knowledge by a responsible officer of the Trust Office of the Owner Trustee in his or her capacity as such, the Owner Trustee shall not be deemed to have knowledge of a Lease Event of Default, Indenture Event of Default or other event referred to in this Section 5.01 unless notified in writing by the Indenture Trustee, one or more of the Owner Participants or the Lessee.

                   SECTION 5.02. Action Upon Instructions. Subject to the terms of Sections 5.01 and 5.03 hereof, upon the written instructions at any time and from time to time of a Majority in Interest of Owner Participants, the Owner Trustee will take such of the following actions, not inconsistent with the provisions of the Trust Indenture, as may be specified in such instructions: (i) give such notice or direction or exercise such right, remedy or power hereunder or under any of the Operative Documents to which the Owner Trustee is a party or in respect of all or any part of the Trust Estate, or take such other action, as shall be specified in such instructions (including entering into agreements referred to in clause (i) of the definition of "Subsequent Owner Participant"); (ii) take such action to preserve or protect the Trust Estate (including the discharge of Liens) as may be specified in such instructions; (iii) approve as satisfactory to it all matters required by the terms of the Lease or the other Operative Documents to be satisfactory to the Owner Trustee, it being understood that without written instructions of a Majority in Interest of Owner Participants, the Owner Trustee shall not approve any such matter as satisfactory to it; and (iv) subject to the rights of the Lessee under the Operative Documents, after the expiration or earlier termination of the Lease, convey all of the Owner Trustee's right, title and interest in and to the Aircraft for such amount, on such terms and to such purchaser or purchasers as shall be designated in such instructions, or retain, lease or otherwise dispose of, or from time to time take such other action with respect to, the Aircraft on such terms as shall be designated in such instructions.

                   SECTION 5.03. Indemnification. The Owner Trustee shall not be required to take any action under Section 5.01 (other than the giving of the notices referred to therein) or 5.02 hereof unless the Owner Trustee shall have been indemnified by the Owner Participants, in manner and form satisfactory to the Owner Trustee, against any liability, cost or expense

                                                  [Trust Agreement (1994 737 B)]



(including reasonable counsel fees and disbursements) which may be incurred in connection therewith; and, if a Majority in Interest of Owner Participants shall have directed the Owner Trustee to take any such action or refrain from taking any action, each Owner Participant agrees to furnish such indemnity as shall be required (severally and ratably according to their respective Ownership Interests) and, in addition to the extent not otherwise paid pursuant to the provisions of the Lease or of the Participation Agreement, to pay (severally and ratably according to their respective Ownership Interests) the reasonable compensation of the Owner Trustee for the services performed or to be performed by it pursuant to such direction and any reasonable fees and disbursements of counsel or agents employed by the Owner Trustee in connection therewith. The Owner Trustee shall not be required to take any action under
Section 5.01 or 5.02 hereof if the Owner Trustee shall reasonably determine, or shall have been advised by counsel, that such action is contrary to the terms of any of the Operative Documents to which the Owner Trustee is a party, or is otherwise contrary to law.

                   SECTION 5.04. No Duties Except as Specified in Trust Agreement or Instructions. The Owner Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with any of the Operative Documents to which the Owner Trustee is a party, except as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, or (to the extent not inconsistent with the provisions of the Trust Indenture) as expressly provided by the terms hereof or in a written instruction from a Majority in Interest of Owner Participants received pursuant to the terms of Section 5.01 or 5.02 and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. First Security Bank of Utah agrees that it will, in its individual capacity and at its own cost or expense (but without any right of indemnity in respect of any such cost or expense under Section 7.01 hereof), promptly take such action as may be necessary to duly discharge and satisfy in full all Lessor Liens attributable to it in its individual capacity which it is required to discharge pursuant to
Section 8(g) of the Participation Agreement and otherwise comply with the terms of said Section binding upon it.

                   SECTION 5.05. Satisfaction of Conditions Precedent. Anything herein to the contrary notwithstanding, the Owner Trustee shall comply with the provisions of Section 3.01 hereof upon the satisfaction of all the applicable conditions precedent specified in Section 3.02 hereof and in Section 4 of the Participation Agreement.

                   SECTION 5.06. No Action Except Under Specified Documents or Instruction. The Owner Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Trust Estate except (i) as expressly required by the terms of any of the Operative Documents to which the Owner Trustee is a party, (ii) as expressly provided by the terms hereof, or (iii) as expressly

                                                  [Trust Agreement (1994 737 B)]



provided in written instructions from a Majority in Interest of Owner Participants pursuant to Section 5.01 or 5.02 hereof.


                                   ARTICLE VI

                               THE OWNER TRUSTEE

                   SECTION 6.01. Acceptance of Trusts and Duties. First Security Bank of Utah accepts the trusts hereby created and agrees to perform the same but only upon the terms hereof applicable to it. The Owner Trustee also agrees to receive and disburse all monies received by it constituting part of the Trust Estate upon the terms hereof. First Security Bank of Utah shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence, (b) for performance of the terms of the last sentence of Section 5.04 hereof and the first sentence of Section 5.01 hereof, (c) for its or the Owner Trustee's failure to use ordinary care to disburse funds, (d) for any Tax based on or measured by any fees, commissions or compensation received by it for acting as trustee in connection with any of the transactions contemplated by the Operative Documents and (e) for liabilities that may result from the inaccuracy of any representation or warranty of it (or from the failure by it to perform any covenant) in Section
6.03 hereof, in Section 4 of the Lease or in Sections 8(b), 8(c) and 8(p) of the Participation Agreement.

                   SECTION 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.02 hereof and except as provided in, and without limiting the generality of, Sections
3.01 and 5.04 hereof and the last sentence of Section 9.01(b) hereof, neither the Owner Trustee nor First Security Bank of Utah shall have any duty (i) to see to any recording or filing of any Operative Document or of any supplement to any thereof or to see to the maintenance of any such recording or filing or any other filing of reports with the Federal Aviation Administration or other governmental agencies, except that First Security Bank of Utah in its individual capacity agrees to comply with the Federal Aviation Administration reporting requirements set forth in 14 CFR Section 47.45 and 14 CFR Section 47.51, and the Owner Trustee shall, to the extent that information for that purpose is timely supplied by Lessee pursuant to any of the Operative Documents, complete and timely submit (and furnish each Owner Participant with a copy of) any and all reports relating to the Aircraft which may from time to time be required by the Federal Aviation Administration or any government or governmental authority having jurisdiction, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, other than to forward to the Owner Participant copies of all reports and other written information which the Owner Trustee receives from Lessee pursuant to Section 11(c) of the Lease, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of

                                                  [Trust Agreement (1994 737 B)]



any kind owing with respect to, assessed or levied against any part of the Indenture Estate or the Trust Estate, except as provided in Section 8(g) of the Participation Agreement, or (iv) to inspect Lessee's books and records with respect to the Aircraft at any time permitted pursuant to the Lease. Notwithstanding the foregoing, the Owner Trustee will furnish to the Indenture Trustee and each of the Owner Participants, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trustee under the Lease or any other Operative Document to which a responsible officer of the Owner Trustee reasonably believes have not been delivered to said parties.

                   SECTION 6.03. No Representations or Warranties as to Certain Matters. NEITHER THE OWNER TRUSTEE NOR FIRST SECURITY BANK OF UTAH MAKES OR SHALL BE DEEMED TO HAVE MADE (a) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that First Security Bank of Utah in its individual capacity warrants that on the Delivery Date the Owner Trustee shall have received whatever title was conveyed to it by Lessee and that the Aircraft shall during the Term of the Lease be free of Lessor Liens attributable to First Security Bank of Utah in its individual capacity, or (b) any representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any Operative Document to which the Owner Trustee is a party, or any other document or instrument, or as to the correctness of any statement contained in any thereof except to the extent that any such statement is expressly made herein or therein by such party as a representation by First Security Bank of Utah in its individual capacity or by the Owner Trustee, as the case may be, and except that First Security Bank of Utah in its individual capacity hereby represents and warrants that this Trust Agreement has been, and (assuming due authorization, execution and delivery by the Original Owner Participant of this Trust Agreement) the Operative Documents to which it or the Owner Trustee is a party have been (or at the time of execution and delivery of any such instrument by it or the Owner Trustee hereunder or pursuant to the terms of the Participation Agreement that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case may be, duly authorized to execute and deliver such instruments on behalf of itself or the Owner Trustee, as the case may be, and that (assuming the due authorization, execution and delivery of the Trust Agreement by the Original Owner Participant) the Trust Agreement constitutes the legal, valid and binding obligation of First Security Bank of Utah or the Owner Trustee, as the case may be, enforceable against First Security Bank of Utah or the Owner Trustee, as the case may be, in accordance with its terms.

                   SECTION 6.04. No Segregation of Monies Required; No Interest. Monies received by the Owner Trustee hereunder need not be segregated in any manner except to the

                                                  [Trust Agreement (1994 737 B)]



extent required by law, and may be deposited under such general conditions as may be prescribed by law, and the Owner Trustee shall not, except as provided in Section 22 of the Lease, be liable for any interest thereon.

                   SECTION 6.05. Reliance Upon Certificates, Counsel and Agents. The Owner Trustee shall incur no liability to anyone in acting in reliance upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and reasonably believed by it to be signed by the proper party or parties. Unless other evidence in respect thereof is specifically prescribed herein, any request, direction, order or demand of the Owner Participants or Lessee mentioned herein or in any of the Operative Documents to which the Owner Trustee is a party shall be sufficiently evidenced by written instruments signed by a person purporting to be the Chairman of the Board, the President or any Vice President and in the name of any such Owner Participant or Lessee, as the case may be. The Owner Trustee may accept a copy of a resolution of the Board of Directors or Executive Committee of Lessee, certified by the Secretary or an Assistant Secretary of Lessee as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate signed by a person purporting to be the Chairman of the Board, the President or any Vice President of Lessee, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of trusts hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and the Owner Trustee shall not be liable for the negligence of any such counsel, accountant or other skilled person appointed by it with due care hereunder.

                   SECTION 6.06. Not Acting in Individual Capacity. In acting hereunder, the Owner Trustee acts solely as trustee and not in its individual capacity except as otherwise expressly provided herein; and, except as may be otherwise expressly provided in this Trust Agreement, the Lease, the Participation Agreement and the Trust Indenture, all persons having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall look only to the Trust Estate for payment or satisfaction thereof.

                   SECTION 6.07. Fees; Compensation. The Owner Trustee shall be entitled to receive compensation, reasonable as regards its responsibilities hereunder, together with

                                                  [Trust Agreement (1994 737 B)]



reimbursement within three (3) months of its request for all reasonable expenses incurred or made by it in accordance with any of the provisions of this Trust Agreement or any other Operative Document (including the reasonable compensation and the expenses of its counsel, accountants or other skilled persons and of all other persons not regularly in its employ). If a Lease Event of Default or Indenture Event of Default shall occur and be continuing or if the Lease or the Trust Indenture is declared to be in default, the Owner Trustee shall be entitled to receive compensation, reasonable as regards its additional responsibilities hereunder, and payment or reimbursement for its expenses as provided above. Pursuant to Section 7(c) of the Participation Agreement and subject to Section 16 thereof, Lessee shall be required to pay the reasonable fees and expenses of the Owner Trustee comprising the compensation and reimbursement of expenses to which the Owner Trustee is entitled under this Section 6.07. Except as otherwise expressly provided in this Trust Agreement and the other Operative Documents, neither the Owner Participants nor the Trust Estate shall have any liability for any such fees and expenses; provided, however, the Owner Participants shall be liable for such additional compensation of the Owner Trustee if the same is attributable to an Indenture Event of Default not resulting from a Lease Event of Default (the Owner Trustee having no right to additional compensation if the same is attributable to an Indenture Event of Default caused solely by the Owner Trustee in its individual capacity); and further provided that the Owner Trustee shall have a Lien upon the Trust Estate for any such fee not paid by Lessee as contemplated by Section 7 of the Participation Agreement and such Lien shall entitle the Owner Trustee to priority as to payment thereof over payment to any other Person under this Trust Agreement but shall at all times be subordinated to the lien of the Trust Indenture.

                   SECTION 6.08. Tax Returns. The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all monies under this Trust Agreement or any agreement contemplated hereby. The Owner Participants shall be responsible for causing to be prepared and filed all income tax returns required to be filed by the Owner Participants. The Owner Trustee shall be responsible for causing to be prepared, at the request of the Owner Participants, all income tax returns required to be filed with respect to the trust created hereby and shall execute and file such returns. Each Owner Participant, upon request, will furnish the Owner Trustee and the Owner Trustee will furnish each Owner Participant with all such information as may be reasonably required from any such party in connection with the preparation of such income tax returns. The Owner Trustee will give to any Owner Participant, upon request, such periodic information concerning receipts and disbursements by it with respect to the Trust Estate as would be helpful to such Owner Participant in preparing its tax returns.

                                                  [Trust Agreement (1994 737 B)]



                                  ARTICLE VII

             INDEMNIFICATION OF OWNER TRUSTEE BY OWNER PARTICIPANTS

                   SECTION 7.01. Owner Participants to Indemnify Owner Trustee. The Owner Participants hereby severally agree, each in proportion to its Ownership Interest, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and hereby indemnify, protect, save and keep harmless First Security Bank of Utah in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by First Security Bank of Utah in its individual capacity on or measured by any compensation received by First Security Bank of Utah in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable legal fees and expenses, and including without limitation any liability of an owner, any strict liability and any liability without fault) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against First Security Bank of Utah in its individual capacity (whether or not also indemnified against by Lessee under the Lease or under the Participation Agreement or also indemnified against by any other person, but only to the extent not otherwise paid or reimbursed by such other person) in any way relating to or arising out of this Trust Agreement or any of the Operative Documents or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of the Owner Trustee or First Security Bank of Utah in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of the Owner Trustee or First Security Bank of Utah in its individual capacity in the performance or nonperformance of its duties hereunder or under any of the other Operative Documents to which the Owner Trustee is a party, (b) those resulting from the inaccuracy of any representation or warranty of First Security Bank of Utah in its individual capacity (or from the failure of First Security Bank of Utah in its individual capacity to perform any of its covenants) in Section 6.03 hereof, in Section 4 of the Lease, in Sections 8(b), 8(c) or 8(p) of the Participation Agreement or elsewhere in any of the other Operative Documents, (c) as may result from a breach by First Security Bank of Utah in its individual capacity of its covenant in the last sentence of Section
5.04 hereof, (d) in the case of the failure to use ordinary care on the part of the Owner Trustee or First Security Bank of Utah in its individual capacity in the disbursement of funds or (e) those claims arising under any circumstances or upon any terms where Lessee would not have been required to indemnify the Owner Trustee in its individual capacity pursuant to Section 7(b) or 7(c) of the Participation Agreement (disregarding, for this purpose,

                                                  [Trust Agreement (1994 737 B)]



Sections 7(b)(ii)(3) (to the extent that such disposition referred to therein results from the Owner Trustee's acting in accordance with written instructions of the Owner Participants), 7(b)(ii)(8), 7(c)(2) (to the extent that such failure referred to therein results from the Owner Trustee's acting in accordance with written instructions of the Owner Participants), 7(c)(4) (to the extent that such disposition referred to therein results from the Owner Trustee's acting in accordance with written instructions of the Owner Participants), 7(c)(6), 7(c)(8) and 7(c)(10) of the Participation Agreement and disregarding, for this purpose, those claims arising or resulting from any action taken by or inaction of the Owner Trustee in accordance with written instructions of the Owner Participants); provided, however, that the exception set forth in clause (a) of this Section 7.01 shall not apply to any action taken or omission made by the Owner Trustee pursuant to and in accordance with written directions given to the Owner Trustee by the Owner Participants. The indemnities contained in this Section 7.01 extend to First Security Bank of Utah only in its individual capacity and shall not be construed as indemnities of the Indenture Estate or the Trust Estate (except to the extent, if any, that First Security Bank of Utah in its individual capacity has been reimbursed by the Indenture Estate or the Trust Estate for amounts covered by the indemnities contained in this Section 7.01). The indemnities contained in this Section
7.01 shall survive the termination of this Trust Agreement. In addition, if necessary, First Security Bank of Utah in its individual capacity shall be entitled to indemnification from the Trust Estate, subject to the Lien of the Trust Indenture, for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Section 7.01 to the extent not reimbursed by Lessee, the Owner Participants or others, but without releasing any of them from their respective agreements of reimbursement; and to secure the same First Security Bank of Utah in its individual capacity shall have a lien on the Trust Estate, subject to the lien of the Trust Indenture, which shall be prior to any interest therein of the Owner Participants. The payor of any indemnity under this Article VII shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.


                                  ARTICLE VIII

                  TRANSFER OF AN OWNER PARTICIPANT'S INTEREST

                   SECTION 8.01.  Transfer of Interests.  All provisions of
Section 8(l) of the Participation Agreement shall (with the same force and effect as if set forth in full in this Section 8.01) be applicable to any assignment, conveyance or other transfer by any Owner Participant of any of its right, title or interest in and to the Participation Agreement, the Trust Estate or this Trust Agreement. If there is more than one Owner Participant, no assignment, conveyance or other transfer by an Owner Participant of any of its right, title or interest in and to this Trust Agreement or the Trust Estate shall be valid unless each other Owner Participant's prior written consent is given to such assignment, conveyance or other transfer.

                                                  [Trust Agreement (1994 737 B)]



                                   ARTICLE IX

                     SUCCESSOR OWNER TRUSTEES; CO-TRUSTEES

                   SECTION 9.01. Resignation of Owner Trustee; Appointment of Successor. (a) Resignation or Removal. The Owner Trustee or any successor Owner Trustee (i) shall resign if required to do so pursuant to Section 8(b) of the Participation Agreement and (ii) may resign at any time without cause by giving at least 60 days' prior written notice to each Owner Participant, the Indenture Trustee and Lessee, such resignation to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In addition, a Majority in Interest of Owner Participants may at any time remove the Owner Trustee without cause by a notice in writing delivered to the Owner Trustee, all other Owner Participants, the Indenture Trustee and Lessee, such removal to be effective upon the acceptance of appointment by the successor Owner Trustee under Section 9.01(b) hereof. In the case of the resignation or removal of the Owner Trustee, a Majority in Interest of Owner Participants may appoint a successor Owner Trustee by an instrument signed by such Owner Participants, such successor to be approved by Lessee (which approval shall not be unreasonably withheld). If a successor Owner Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Owner Trustee, any Owner Participant, Lessee or the Indenture Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided.

                   (b) Execution and Delivery of Documents, etc. Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee in the trusts hereunder with like effect as if originally named the Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee, such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor Owner Trustee, and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all monies or other property then held by such predecessor Owner Trustee upon the trusts herein expressed. Upon the appointment of any successor Owner Trustee hereunder, the predecessor Owner Trustee will execute such documents as are provided to it by such successor Owner Trustee and will take such further actions as are requested of it by such successor Owner Trustee as are reasonably required to cause registration of the Aircraft included in the Trust Estate to be transferred upon

                                                  [Trust Agreement (1994 737 B)]



the records of the Federal Aviation Administration, or other governmental authority having jurisdiction, into the name of the successor Owner Trustee.

                   (c) Qualifications. Any successor Owner Trustee, however appointed, shall be a "citizen of the United States" within the meaning of
Section 40102(a)(15) of the Transportation Code and shall also be a bank or trust company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $50,000,000 (or the obligations and liabilities of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by an affiliate company organized under the laws of the United States or any state thereof having a combined capital and surplus of at least $50,000,000), if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms. No such successor trustee shall (i) be located in a jurisdiction which creates adverse consequences for the Lessee (unless such circumstances would be created by substantially all jurisdictions where major banking or trust institutions are located) or (ii) charge fees for its services as an Owner Trustee in excess of the then prevailing market rates for such services (unless the Owner Participants agree that they and not the Lessee shall be liable for such excess).

                   (d) Merger, etc. Any corporation into which First Security Bank of Utah may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which First Security Bank of Utah shall be a party, or any corporation to which substantially all the corporate trust business of First Security Bank of Utah may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Owner Trustee hereunder without further act.

                   SECTION 9.02. Co-Trustees and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or make any claim or bring any suit with respect to the Trust Estate or the Lease, or in the event that the Owner Trustee shall have been requested to do so by the Owner Participants or the Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of the Owner Participants or the Owner Trustee, or the Owner Trustee shall have been directed to do so by a Majority in Interest of Owner Participants, the Owner Trustee and each Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a "citizen of the United States" as defined in
Section 40102(a)(15) of the Transportation Code) approved by the Owner Trustee and a Majority in Interest of Owner Participants, either to act as co-trustee, jointly with the Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as an "additional trustee"). In the event the Owner Participants shall not have joined in the execution of such agreements supplemental

                                                  [Trust Agreement (1994 737 B)]



hereto within ten days after the receipt of a written request from the Owner Trustee so to do, or in case a Lease Event of Default or Indenture Event of Default shall occur and be continuing, the Owner Trustee may act under the foregoing provisions of this Section 9.02 without the concurrence of the Owner Participants; and the Owner Participants hereby appoint the Owner Trustee their agent and attorney-in-fact to act for them under the foregoing provisions of this Section 9.02 in either of such contingencies.

                   Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Owner Trustee and its successors shall act, subject to the following provisions and conditions:

                   (A) All powers, duties, obligations and rights conferred upon the Owner Trustee in respect of the custody, control and management of monies, the Aircraft or documents authorized to be delivered hereunder or under the Participation Agreement shall be exercised solely by the Owner Trustee;

                   (B) All other rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred or imposed upon and exercised or performed by the Owner Trustee and such additional trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

                   (C) No power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, the Owner Trustee;

                   (D) No trustee hereunder shall be personally liable by reason of any action or omission of any other trustee hereunder;

                   (E) A Majority in Interest of Owner Participants, at any time, by an instrument in writing may remove any such additional trustee. In the event that the Owner Participants shall not have joined in the execution of any such instrument within ten days after the receipt of a written request from the Owner Trustee so to do, the Owner Trustee shall have the power to remove any such additional trustee without the concurrence of the Owner Participants; and the Owner Participants hereby appoint the Owner Trustee their agent and attorney-in-fact for them in such connection in such contingency; and

                                                  [Trust Agreement (1994 737 B)]



                   (F) No appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, the Trust Indenture or affect the interests of the Indenture Trustee or the Holders of the Certificates in the Indenture Estate.


                                   ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS
                     TO TRUST AGREEMENT AND OTHER DOCUMENTS

                   SECTION 10.01. Supplements and Amendments and Delivery Thereof. (a) Supplement and Amendments. This Trust Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Owner Trustee and a Majority in Interest of Owner Participants. Subject to Section 10.02 hereof and Section 10(B) of the Participation Agreement, the Owner Trustee will execute any amendment, supplement or other modification of this Trust Agreement or of any other Operative Documents to which the Owner Trustee is a party which it is requested to execute by a Majority in Interest of Owner Participants, except that the Owner Trustee shall not execute any such amendment, supplement or other modification which, by the express provisions of any of the above documents, requires the consent of any other party unless such consent shall have been obtained; and provided that, without the prior written consent of each Owner Participant, (i) no such supplement, amendment or modification shall (A) modify any of the provisions of this Section 10.01, the definition of "Majority in Interest of Owner Participants" in Section 1.01 hereof or Article IV hereof, (B) reduce, modify or amend any indemnities in favor of any Owner Participant as set forth in
Section 7 of the Participation Agreement or in the Tax Indemnity Agreement, (C) reduce the amount or extend the time of payment of Basic Rent, Supplemental Rent, Termination Value or Stipulated Loss Value for the Aircraft as set forth in the Lease and (ii) no such supplement, amendment or modification shall require any Owner Participant to invest or advance funds or shall entail any additional personal liability or the surrender of any indemnification, claim or individual right on the part of any Owner Participant with respect to any agreement or obligation.

                   (b) Delivery of Amendments and Supplements to Certain Parties. A signed copy of each amendment or supplement referred to in Section 10.01(a) hereof shall be delivered by the Owner Trustee to the Indenture Trustee and the Lessee.

                   SECTION 10.02. Discretion as to Execution of Documents. Prior to executing any document required to be executed by it pursuant to the terms of Section 10.01 hereof, the Owner Trustee shall be entitled to receive an opinion of its counsel to the effect that the execution of such document is authorized hereunder. If in the opinion of the Owner Trustee any

                                                  [Trust Agreement (1994 737 B)]



such document adversely affects any right, duty, immunity or indemnity in favor of the Owner Trustee hereunder or under any other Operative Document to which the Owner Trustee is a party, the Owner Trustee may in its discretion decline to execute such document.

                   SECTION 10.03. Absence of Requirements as to Form. It shall not be necessary for any written request furnished pursuant to Section 10.01 hereof to specify the particular form of the proposed documents to be executed pursuant to such Section, but it shall be sufficient if such request shall indicate the substance thereof.

                   SECTION 10.04. Distribution of Documents. Promptly after the execution by the Owner Trustee of any document entered into pursuant to
Section 10.01 hereof, the Owner Trustee shall mail, by certified mail, postage prepaid, a conformed copy thereof to each Owner Participant, but the failure of the Owner Trustee to mail such conformed copy shall not impair or affect the validity of such document.

                   SECTION 10.05. No Request Needed as to Lease Supplement and Trust Supplement. No written request pursuant to Section 10.01 hereof shall be required to enable the Owner Trustee to enter into the Lease Supplement covering the Aircraft with Lessee pursuant to the terms of the Lease and
Section 3.01(c) hereof and the Trust Supplement pursuant to the terms of the Trust Indenture and Section 3.01(d) hereof.


                                   ARTICLE XI

                                 MISCELLANEOUS

                   SECTION 11.01. Termination of Trust Agreement. This Trust Agreement and the trusts created hereby shall be of no further force or effect upon the earlier of (a) both the final discharge of the Trust Indenture pursuant to Section 10.01 thereof, the termination of the Lease pursuant to its terms and the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all monies or other property or proceeds constituting part of the Trust Estate in accordance with Article IV hereof, provided that at such time Lessee shall have fully complied with all of the terms of the Lease and the Participation Agreement or (b) twenty-one years less one day after the death of the last survivor of all of the descendants of the grandparents of David C. Rockefeller living on the date of the earliest execution of this Trust Agreement by any party hereto, but if this Trust Agreement and the trusts created hereby shall be or become authorized under applicable law to be valid for a period commencing on the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity of this Trust Agreement and the trusts created hereby for a period in gross

                                                  [Trust Agreement (1994 737 B)]



exceeding the period for which this Trust Agreement and the trusts created hereby are hereinabove stated to extend and be valid), then this Trust Agreement and the trusts created hereby shall not terminate under this subsection (b) but shall extend to and continue in effect, but only if such nontermination and extension shall then be valid under applicable law, until the day preceding such date as the same shall, under applicable law, cease to be valid; otherwise this Trust Agreement and the trusts created hereby shall continue in full force and effect in accordance with the term hereof, subject to the Owner Participant's right to revoke such trusts and cause the Trust Estate (subject to the Lien of the Trust Indenture) to be distributed.

                   SECTION 11.02. Owner Participants Have No Legal Title in Trust Estate. The Owner Participants shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title and interest of the Owner Participant in and to the Trust Estate hereunder shall operate to terminate this Trust Agreement or the trusts hereunder or entitle any successors or transferees of the Owner Participants to an accounting or to the transfer of legal title to any part of the Trust Estate.

                   SECTION 11.03. Assignment, Sale, etc. of Aircraft. Any assignment, sale, transfer or other conveyance of the Aircraft by the Owner Trustee made pursuant to the terms hereof or of the Lease or the Participation Agreement shall bind the Owner Participants and shall be effective to transfer or convey all right, title and interest of the Owner Trustee and the Owner Participants in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by the Owner Trustee.

                   SECTION 11.04. Trust Agreement for Benefit of Certain Parties Only. Except for the terms of Section 8(l) of the Participation Agreement incorporated in Article VIII hereof and except as otherwise provided in Article IX hereof and Section 11.01 hereof, nothing herein, whether expressed or implied, shall be construed to give any person other than the Owner Trustee and the Owner Participants any legal or equitable right, remedy or claim under or in respect of this Trust Agreement; but this Trust Agreement shall be held to be for the sole and exclusive benefit of the Owner Trustee and the Owner Participants.

                   SECTION 11.05. Citizenship of the Owner Participant. If at any time there shall be more than one Owner Participant, then any Owner Participant who shall cease to be a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code, shall have no voting or similar rights hereunder and shall have no right to direct, influence or limit the exercise of, or to prevent the direction or influence of, or place any limitation on the exercise of, the Owner Trustee's authority or to remove the Owner Trustee.

                                                  [Trust Agreement (1994 737 B)]



                   SECTION 11.06. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Trust Agreement on the day that such writing is delivered or, if sent by registered or certified mail, three Business Days after being deposited in the mails addressed to the intended recipient thereof in accordance with the provisions of this Section 11.06. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11.06, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) as follows: (A) if to Lessee, the Owner Trustee, the Indenture Trustee or the Original Owner Participant, to the respective addresses set forth on Schedule I to the Participation Agreement, or (B) if to a Subsequent Owner Participant, addressed to such Subsequent Owner Participant at such address as such Subsequent Owner Participant shall have furnished by notice to the parties hereto or (C) if to any Holder, addressed to such Holder at its address as set forth in the Certificate register maintained pursuant to Section 2.07 of the Trust Indenture.

                   SECTION 11.07. Severability. Subject to Section 11.12 hereof, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                   SECTION 11.08. Waivers, etc. No term or provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into in compliance with the terms of Article X hereof; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

                   SECTION 11.09. Counterparts. This Trust Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                   SECTION 11.10. Binding Effect, etc. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Owner Trustee and its successors and assigns, and the Owner Participants, their successors and, to the extent permitted by Article VIII hereof, their assigns. Any request, notice, direction, consent, waiver or other instrument or action by an Owner Participant shall bind its successors and assigns. Any Owner Participant which shall cease to have any Ownership Interest shall thereupon cease to be a party hereto or an Owner Participant for any reason and shall have no further obligations hereunder.

                   SECTION 11.11. Headings; References. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                                                  [Trust Agreement (1994 737 B)]



                   SECTION 11.12. Governing Law. THIS TRUST AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF UTAH, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

                   SECTION 11.13. Performance by the Owner Participant. Any obligation of the Owner Trustee in its individual capacity or as Owner Trustee hereunder or under any other Operative Document or other document contemplated herein, may be performed by any Owner Participant and any such performance shall not be construed as a revocation of the trust created hereby.

                                 *     *     *

                                                  [Trust Agreement (1994 737 B)]



                   IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                               MS FINANCING INC.


                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------



                               FIRST SECURITY BANK OF UTAH,
                                 NATIONAL ASSOCIATION



                               By:
                                  -------------------------------
                               Title:
                                     ----------------------------